Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Diamond Eagle Acquisition Corp.

Address of Joint Filer:	c/o Diamond Eagle Acquisition Corp.
2121 Avenue of the Stars, Suite 2300
Los Angeles, California 90067

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Diamond Eagle Acquisition Corp. [DEAC]

Date of Event Requiring Statement:
(Month/Day/Year):	05/10/2019

Name of Joint Filer:	Eli Baker

Address of Joint Filer:	c/o Diamond Eagle Acquisition Corp.
2121 Avenue of the Stars, Suite 2300
Los Angeles, California 90067

Relationship of Joint Filer to Issuer:	10% Owner, Officer

Issuer Name and Ticker or Trading Symbol:	Diamond Eagle Acquisition Corp. [DEAC]

Date of Event Requiring Statement:
(Month/Day/Year):	05/10/2019

Name of Joint Filer:	Jeffrey Sagansky

Address of Joint Filer:	c/o Diamond Eagle Acquisition Corp.
2121 Avenue of the Stars, Suite 2300
Los Angeles, California 90067

Relationship of Joint Filer to Issuer:	10% Owner, Officer, Director

Issuer Name and Ticker or Trading Symbol:	Diamond Eagle Acquisition Corp. [DEAC]

Date of Event Requiring Statement:
(Month/Day/Year):	05/10/2019